Exhibit 21.1

CAPITALSOURCE INC. SUBSIDIARIES AS OF FEBRUARY 21, 2013

CapitalSource Bahamas LLC
CapitalSource Bank
CapitalSource CF LLC
CapitalSource Commercial Loan LLC, 2006-1
CapitalSource Commercial Loan LLC, 2007-1
CapitalSource Commercial Loan LLC, 2007-2
CapitalSource Commercial Loan Trust 2006-1
CapitalSource Commercial Loan Trust 2006-2
CapitalSource Commercial Loan Trust 2007-1
CapitalSource Commerical Loan LLC, 2006-2
CapitalSource Finance II LLC
CapitalSource Finance LLC
CapitalSource Funding III LLC
CapitalSource Funding LLC
CapitalSource Healthcare LLC
CapitalSource International LLC (formerly CapitalSource International Inc.)
CapitalSource Real Estate Loan LLC, 2006-A
CapitalSource Real Estate Loan LLC, 2007-A
CapitalSource TRS LLC
CapitalSource Trust Preferred Securities 2005-1
CapitalSource Trust Preferred Securities 2005-2
CapitalSource Trust Preferred Securities 2006-1
CapitalSource Trust Preferred Securities 2006-2
CapitalSource Trust Preferred Securities 2006-3
CapitalSource Trust Preferred Securities 2006-4
CapitalSource Trust Preferred Securities 2006-5
CapitalSource Trust Preferred Securities 2007-2
Cheron Holdings LLC (f/k/a Five Points Realty LLC)
CHR HUD Borrower LLC (fka CSE SNF Holding II LLC)
CIG International, LLC
CS Capital Advisors LLC
CS CF Equity 2006-1 LLC
CS CF Equity 2006-2 LLC
CS CF Equity 2007-1 LLC
CS CF Equity 2007-2 LLC
CS CF Equity I LLC
CS Citrus LLC
CS Equity II LLC
CS Equity III LLC
CS Equity Investments LLC
CS Europe Finance Limited
CS Funding IX Depositor LLC
CS Funding VII Depositor LLC
CS Greenview Holdings LLC
CS Gull Lake Holdings LLC
CS Jackson Trust
CS Legacy Parc LLC

CS Linton Oaks Holdings LLC
CS MainStreet Real Estate Holdings LLC
CS Mississippi Trust
CS Paradiso Holdings LLC
CS Radio Trust
CS SBA Servicing LLC
CS URSUB LC LLC
CS Utica Holdings LLC
CSB 106 South Orange Drive, Los Angeles CA DPC Holdings LLC
CSB 1301-1413 Como Street, Carson City NV DPC Holdings LLC
CSB 137-139 4th Street, Richmond CA DPC Holdings LLC
CSB 1701 Airport Terminal Drive DPC Holdings LLC
CSB 1937 North 17th Avenue DPC Holdings LLC
CSB 2222 West 6th Street DPC Holdings LLC
CSB 3525 East Carpenter Road DPC Holdings LLC
CSB 3834-3852 South Park Avenue, Blasdell NY DPC Holdings LLC
CSB 4000 Mountain Road DPC Holdings LLC
CSB 465 US Highway 31 DPC Holdings LLC
CSB 6401 North Oracle Road DPC Holdings LLC
CSB 710 Sublet Road DPC Holdings LLC
CSB 8145 North Wickham Road DPC Holdings LLC
CSB Appleseed DPC Holdings LLC
CSB International Intermediate LLC
CSB International SUB Inc.
CSB Loan 2715 DPC Holdings LLC
CSB Modern Luxury DPC Holdings LLC
CSB SBL 106 VT #30 DPC Holdings LLC
CSB SBL 12 Oak Ridge Road DPC Holdings LLC
CSB SBL 2161 Bessemer Road DPC Holdings LLC
CSB SBL 2869 Jolly Road Drive DPC Holdings LLC
CSB SBL 380 Route 303 DPC Holdings LLC
CSB SBL 3855 Beltline Road DPC Holdings LLC
CSB SBL 400 West 53rd Street DPC Holdings LLC
CSB SBL 4244 North Brandywine Drive DPC Holdings LLC
CSB SBL 5 Veterans Highway DPC Holdings LLC
CSB SBL 5200 Rufe Snow Drive DPC Holdings LLC
CSB SBL 5545 Brookview Drive DPC Holdings LLC
CSB SBL 7 Kings Highway DPC Holdings LLC
CSB SBL 73700 Dinah Shore Drive DPC Holdings LLC
CSB SBL 90 South Liberty Street DPC Holdings LLC
CSB SBL 9638 Plainfield Street DPC Holdings LLC
CSB UE Arizona DPC Holdings LLC
CSB UE Florida DPC Holdings LLC
CSB UE Mexico DPC Holdings LLC
CSB UE Wyoming DPC Holdings LLC
CSE CHR Holdco LLC
CSE CPDH LLC
CSE Cromwell (CT) LLC
CSE East Hartford (CT) LLC
CSE Equity Holdings LLC

CSE Highland Village I LLC
CSE Highland Village II LLC
CSE IC Lender Liquidating Trust LLC
CSE International Holdings LLC
CSE Liquidating AR Collateral Pool I LLC
CSE Mortgage LLC
CSE New England Holdings LLC
CSE NHS Equity LLC
CSE Owned LLC
CSE QRS Funding I LLC
CSE SLB LLC (formerly SLB Merger Co. LLC)
CSE SNF Holding LLC
CSE Springfield (MA) LLC
CSE VMA LLC
CSE Waterbury (CT) LLC
CSE Waterford (CT) LLC
Derry (NH) CSE LLC
GATX/ACL II (Connecticut common law trust)
Jackson Broadcasting LLC
Mexico Realty Del Sur Funding
Queen Cities Broadcasting LLC
SubTrust GE TR Trust (Delaware Statutory Trust)
Vaimanika
Vicksburg Broadcasting LLC